SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
December 12, 2003
(Date of Earliest Event Reported)

EQUIFIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9547
(State or other jurisdiction of incorporation)	(Commission File Number)

1011 Highway 71 Spring Lake, New Jersey 07762
(Address of principal executive offices)

Registrant’s telephone number, including area code
732-282-1411

Item 5.           Other Events.

On December 12, 2003, EquiFin, Inc. (the “Company”) and its 81% owned subsidiary, Equinox Business Credit Corp. (“Equinox”), consummated a private placement pursuant to which Equinox issued a $1,100,000 principal amount convertible subordinated note due December 12, 2006 (the “Note”), and the Company issued a common stock purchase warrant, entitling the holder to purchase 532,257 shares of common stock.  The note and warrant were sold to a single “accredited investor” (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Act”)), Laurus Master Fund, Ltd. (“Laurus”), for a purchase price of $1,100,000.  The principal of, accrued and unpaid interest on, and fees with respect to, the Note are convertible into shares of the Company’s common stock at a price of $.62 per share (the “Fixed Conversion Price”),which was the volume weighted average price of the Company’s common stock for the five trading days’ immediately prior to the issuance of the Note.  Such conversion price is subject to antidilution adjustments.

The Note provides for monthly payments of interest at a rate of seven percent per annum, which is subject to reduction if the market price of the Company’s common stock exceeds certain designated thresholds.  The Note also provides for monthly amortization, commencing on April 1, 2004 and through December 1, 2004, of $15,000 per month and thereafter the greater of (x) $16,666 per month, (y) an amount that would be required to make the aggregate amount outstanding under the Note equal to 11.5%  of the “Borrowing Base” as set forth and defined in the Loan and Security Agreement, dated as of December 19, 2001, between Wells Fargo Foothill Corporation (“Foothill”) and Equinox, as amended from time to time (the “Foothill Agreement”), and (z) an amount required to make the aggregate outstanding under the Note and the outstanding balance owed to Foothill pursuant to the Foothill Agreement to be less than 35% of the value (as determined by the Company in good faith and reported to Foothill), of the underlying collateral (the “Foothill Collateral”) for the “Eligible Notes Receivable” (as such term is defined in the Foothill Agreement).  The Company has the option to issue shares of its common stock in lieu of debt service payments at the then Fixed Conversion Price.  The Note is secured by a security interest in all of the personal property of Equinox, which security interest is subordinate to the security interest that Equinox has granted to Foothill.  The Note is guaranteed by the Company.

The number of shares of the Company’s common stock that may be purchased upon exercise of the Warrant was determined based upon 30% of the number of shares of common stock that the original principal amount of the Note is convertible into at the Fixed Conversion Price.  The Warrant entitles the holder thereof to purchase, at any time through December 11, 2008:  177,419 shares of common stock at a price of $.78 per share; 177,419 shares of common stock at a price of $.93 per share; and 177,419 shares of common stock at a price of $1.09 per share.

The Company also entered into an agreement (the “Credit Agreement”) with Laurus pursuant to which the Company could borrow, at any time until December 12, 2006, on a revolving loan basis, up to $3,000,000 in the aggregate (including the original $1,100,000 that was initially funded pursuant to the private placement of the Note and the Warrant), but not more than 11.5% of the Borrowing Base.  Additional amounts that are borrowed will be on substantially the same terms as the amount borrowed in the original private placement, with the conversion price of subsequent notes being equal to 100% of the volume weighted average price of the Company’s common stock for the five trading days’ immediately prior to the additional funding, and each such subsequent note providing for minimum amortization of 1.5% of the original principal amount thereof per month for the period prior to December 1, 2004 and minimum amortization of 1.6% of the original principal amount thereof for the period after December 1, 2004 (with additional amortization required based upon the Borrowing Base and the value of the Foothill Collateral on terms identical to the Note (but taking into account the additional notes that are then outstanding that have been issued in connection with subsequent fundings)).  The Company paid a fee of $105,000 to Laurus in connection with the private placement of the Note and the Warrant and Laurus’ commitment to extend loans of up to $3,000,000.

Pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and Laurus, the Company is obligated to: (a) file a registration statement under the Act to register the resale of the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant within 45 days of the date of the funding with respect to the Note; (b) use its best efforts to have such registration statement declared effective under the Act as promptly as possible but in any event prior to the135th day following such funding (which date may be extended to the 165th day following such funding under certain circumstances); and (c) maintain the effectiveness of such registration statement through December 2008.  In the event the Company borrows additional amounts from Laurus in accordance with the Credit Agreement, it will be required to file a registration statement under the Act registering for resale the shares of its common stock issuable upon conversion of the notes and exercise of the warrants issued in connection therewith within 30 days of the applicable funding date and to use its best efforts to have such registration statement declared effective under the Act no later than the 120th day following the applicable funding date (which date may be extended to the 150th day following such funding under certain circumstances). The Company will also be required to maintain the effectiveness of such subsequent registration statements through December 2008.  Laurus, or other holders of the Note, the Warrant and notes and warrants issued in connection with subsequent loan fundings, and the holders of the Company’s common stock underlying such securities, are entitled to certain specified remedies, if the Company does not timely comply with its registration obligations.

The private placement of the Note and the Warrant and the Company’s credit facility with Laurus, was facilitated by Duncan Capital LLC (“Duncan”) in consideration for which Duncan received $93,500 in cash.  Duncan had previously been issued warrants to purchase 100,000 shares of common stock, having an exercise price of $.25 per share and expiring in December 2007, in connection with its capital raising efforts on behalf of the Company.

The net proceeds from the private placement of the Note and the Warrant approximated $890,000, and will be used for the repayment of certain outstanding indebtedness and for working capital purposes.

Item 7.           Financial Statements and Exhibits.

(a)  Financial Statements

None.

(b)  Pro forma Financial Information

None.

(c)  Exhibits

The following Exhibits are filed as part of this Form 8-K:

10.1         Securities Purchase Agreement, dated December 12, 2003, among EquiFin, Inc., Equinox Business Credit Corp., and Laurus Master Fund, Ltd.

10.2         Convertible Term Note, dated December 12, 2003, in the principal amount of $1,100,000 payable to Laurus Master Fund, Ltd.

10.3         Common Stock Purchase Warrant, dated December 12, 2003, issued to Laurus Master Fund, Ltd.

10.4         Additional Funding Agreement, dated December 12, 2003, among EquiFin, Inc., Equinox Business Credit Corp. and Laurus Master Fund, Ltd.

10.5         Guarantee, dated December 12, 2003, issued by EquiFin, Inc. in favor of Laurus Master Fund, Ltd.

10.6         Security Agreement, dated December 12, 2003, between Equinox Business Credit Corp. and Laurus Master Fund, Ltd.

10.7         Subordination and Intercreditor Agreement, dated as of December 12, 2003, among EquiFin, Inc., Equinox Business Credit Corp., Wells Fargo Foothill, Inc. (f/k/a Foothill Capital Corporation), and Laurus Master Fund, Ltd.

10.8         Registration Rights Agreement, dated as of December 12, 2003, by and between EquiFin, Inc. and Laurus Master Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 31, 2003	EQUIFIN, INC.

	By:	/s/ WALTER M. CRAIG, JR.
WALTER M. CRAIG, JR. President and Chief Executive Officer